AMENDMENT NO. 1 DATED MAY 11, 2005 TO ATTACHMENT C
                 OF THE CUSTODIAN AGREEMENT DATED AUGUST 2, 2004


              PORTFOLIOS OF OLD MUTUAL ADVISOR FUNDS (the "Trust")


         This Attachment C to the Custodian Agreement (the "Agreement") dated August 2, 2004, by and between Wachovia Bank, National Association and the Trust, is amended as of May 11, 2005 to add the Old Mutual Copper Rock Emerging Growth Fund and Old Mutual Analytic Defensive Equity Fund to the Agreement. The Portfolios of the Trust that will receive services pursuant to the Agreement are:

         Old Mutual Asset Allocation Conservative Portfolio
         Old Mutual Asset Allocation Balanced Portfolio
         Old Mutual Asset Allocation Moderate Growth Portfolio
         Old Mutual Asset Allocation Growth Portfolio
         Old Mutual Copper Rock Emerging Growth Fund
         Old Mutual Analytic Defensive Equity Fund


Old Mutual Advisor Funds                   Wachovia Bank, National Association


By:______________________________           By:_____________________________

Name: ___________________________           Name: __________________________

Title: ____________________________         Title: ___________________________